UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2016
Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 836-6464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
On November 19, 2016, Active Power, Inc., a Delaware corporation (the “Company”), completed the sale of substantially all of the assets and operations of the Company (the “Disposition”) to Piller USA, Inc., a Delaware corporation (“Buyer”), a wholly owned subsidiary of Langley Holdings plc, a United Kingdom public limited company (“Langley”), pursuant to an Asset Purchase Agreement, dated as of September 29, 2016 (the “Purchase Agreement”), by and among the Company, Buyer and Langley. The events described below took place in connection with the consummation of the Disposition.
Section 1— Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2016, the Company and the Buyer and Langley entered into a letter agreement (the “Letter Agreement”) related to Disposition. The Letter Agreement provides for (i) certain foreign entities affiliated with the Buyer to be considered a “Buyer” under the Purchase Agreement in order to acquire shares of the Company’s foreign subsidiaries, (ii) the Buyer’s waiver of the requirement that counterparties to certain agreements assigned by the Company to the Buyer consent to such assignment; (iii) the Buyer’s waiver of the requirement that the Company and the Buyer enter into a sublease for the Company’s headquarters facility (iv) that Langley, rather than the Buyer, would be purchasing certain loan receivables held by the Company from its foreign subsidiaries, (v) a schedule of items to be included in the definition of Retained Assets under the Purchase Agreement and a schedule of items to be included as Retained Liabilities under the Purchase Agreement, and (vi) the Buyer’s and Langley’s acknowledgement of the presence of a certain threatened claim against the Company and waiver of the requirements of Section 5.2(ii) of the Purchase Agreement with respect to such claim. The Letter Agreement also provides that the parties will use their commercially reasonable efforts to reach a mutually agreeable solution to the issue of the Buyer’s access to the Company’s headquarters facility after closing, due to the lack of the consent of the landlord to a sublease.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference in its entirety.

Item 1.02 Termination of a Material Definitive Agreement

Termination of Amended and Restated Loan and Security Agreement

On November 19, 2016, in connection with the closing of the Disposition, the Company terminated the Second Amended and Restated Loan and Security Agreement dated August 5, 2010 (as amended on March 5, 2012, August 15, 2012 and July 28, 2014, the “Loan Agreement”) with Silicon Valley Bank. No early termination penalties were incurred by the Company in connection with the termination of the Loan Agreement.

Assignment and Assumption of Lease Agreement

On November 19, 2016, in connection with the closing of the Disposition, the Company assigned to Buyer, and Buyer assumed from the Company, all of the Company’s interest in the lease agreement for the Company’s engineering facility at 11525 Stonehollow Drive, Austin, Texas. The landlord of the facility consented to the assignment in accordance with the terms of the lease.

Section 2— Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 19, 2016, pursuant to the terms of the Purchase Agreement, the Company completed the sale to Buyer of substantially all of the assets of the Company, for a nominal purchase price plus the assumption of all indebtedness, including bank debt, liabilities and customer, employee and purchase commitments going forward. There is no material relationship, other than with respect to the Disposition, between Buyer or Langley and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2016, and which is incorporated into this report by reference. The Purchase Agreement was filed to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Buyer or Langley, or any of their respective subsidiaries or affiliates. Such information regarding the Company can be found in public filings that the Company files with the SEC. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential Seller Disclosure Schedule provided by the Company to Langley and Buyer in connection with the signing of the Purchase Agreement. This confidential Seller Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties of the Company set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Company and Langley rather than establishing matters of fact. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties and other provisions in the Purchase Agreement or any description of such provisions should not be relied on as characterization of the actual state of facts about the Company, Langley or Buyer.

Item 2.06 Material Impairments

The Company’s management has concluded that, as of the closing of the Disposition, a loss on disposal of the Company’s assets is required under generally accepted accounting principles applicable to the Company. The loss on the transaction will result in a charge of approximately $5.0 million, the excess of the carried value of the assets purchased by the Buyer in the Deposition on the Company’s balance sheet over the consideration received by the Company in the Disposition. The Company will take the loss on disposal in the fourth quarter of 2016.
Section 3— Securities and Trading Matters
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Disposition, the Company notified The NASDAQ Stock Market (“NASDAQ”) on November 21, 2016 that, upon the closing under the Purchase Agreement, the Company had disposed of substantially all of its assets, and had no significant continuing operations. On November 21, 2016, the Company also informed NASDAQ of the Company’s intent to file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of the Company’s common stock from NASDAQ on December 1, 2016, on which date trading in the Company's common stock will be suspended on NASDAQ. After that date, the Company's common stock will be traded solely on the OTC Pink Market operated by OTC Markets Group.

Item 8.01.    Other Events.

On November 21, 2016, the Company issued a press release announcing the closing of the Disposition pursuant to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 21, 2016, the Company also issued a press release announcing the change to the Company’s corporate name and ticker symbol and the Company’s intent to file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist the shares of the Company’s common stock from NASDAQ on December 1, 2016. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)	Pro forma financial information.
The unaudited pro forma condensed combined balance sheet as of December 31, 2015, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 31, 2016, and the accompanying notes, are attached as Exhibit 99.3 to this Form 8-K.

(d)	Exhibits

Exhibit No.	Description
2.1
Asset Purchase Agreement, dated September 29, 2016, by and among the Company, Buyer and Langley (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2016).

10.1	Letter Agreement, dated November 19, 2016, by and among the Company, Buyer and Langley(excluding Exhibits).
99.1	Press Release of the Company dated November 19, 2016, regarding the closing of Disposition.
99.2	Press Release of the Company dated November 19, 2016, regarding change in the Company’s name and ticker symbol.
99.3
Unaudited pro forma condensed combined balance sheet as of December 31, 2015, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, and the nine months ended September 31, 2016, and the accompanying notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Power, Inc.

By:        /s/James A. Powers
Name:    James A. Powers
Title:    Chief Financial Officer and Vice President of Finance

Dated: November 18, 2016

EXHIBIT INDEX

2.1
Asset Purchase Agreement, dated September 29, 2016, by and among the Company, Buyer and Langley (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2016).

10.1	Letter Agreement, dated November 19, 2016, by and among the Company, Buyer and Langley(excluding Exhibits).
99.1	Press Release of the Company dated November 18, 2016, regarding Special Meeting and closing of Disposition.
99.2	Press Release of the Company dated November 18, 2016, regarding change in the Company’s name and ticker symbol.
99.3
Unaudited pro forma condensed combined balance sheet as of December 31, 2015, unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, and the nine months ended September 30, 2016, and the accompanying notes.